UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4025 Sorrento Valley Blvd.
San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2012, Lpath, Inc. (the “Company”) entered into a new consulting agreement (the “Agreement”) with Roger Sabbadini, Ph.D., a named executive officer of the Company.  Under the terms of the Agreement, Dr. Sabbadini, age 65, will transition from full-time service as the Company’s Vice President and Chief Scientific Officer to a role as the Company’s Vice President and Scientific Founder.  Dr. Sabbadini will continue to devote more than half of his workweek, as well as some time outside the normal workweek, to provide scientific and intellectual property-related services to the Company.  Dr. Sabbadini is professor emeritus of Biology at San Diego State University.

Pursuant to the Agreement, the Company will pay to Dr. Sabbadini $13,889 per month during the term of the Agreement, subject to change from time to time as mutually agreed to by the parties.  In addition, during the second quarter of each fiscal year, the Company will pay to Dr. Sabbadini a bonus based on the Company’s success in receiving governmental grants to support the development of its product candidates and the Company’s performance during the prior fiscal year.  Dr. Sabbadini will also be eligible to receive additional compensation in the form of stock options or restricted stock units at the discretion of the Company’s Board of Directors.

The Agreement expires December 31, 2015 but is terminable prior to that date by either Dr. Sabbadini or the Company at any time, with or without advance notice, and with or without cause (as defined in the Agreement).  If the Company terminates the Agreement without cause, the Company will pay to Dr. Sabbadini $12,000 per month for 12 months, and certain of Dr. Sabbadini’s unvested stock options and RSUs will vest immediately.

In the event the Company undergoes a change of control, after which the Agreement is terminated without cause (by the Company or its successors), (i) the Company will pay to Dr. Sabbadini 12 months of Direct Compensation and (ii) if such termination occurs within 24 months following such change of control, the portion of Dr. Sabbadini’s unvested stock options and restricted stock units that would have vested during the 24 months following the termination will immediately vest and be exercisable by Dr. Sabbadini for up to 12 months, each subject to Dr. Sabbadini’s execution of a full and complete release of all claims against the Company.

The Agreement also contains non-competition and other provisions intended to protect the Company’s interests in the event the Agreement is terminated.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The preceding is a summary of the terms and conditions of the Agreement, and is qualified in its entirety by reference to such Exhibit.

Item 9.01      Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Consultant Agreement, dated effective June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: June 5, 2012	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Vice President and Chief Financial Officer